UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1998


                        NovaCare Employee Services, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         000-23343                                         23-2866146
   (Commission File No.)                       (IRS Employer Identification No.)


2621 Van Buren Avenue, Norristown, PA                              19403
(Address of Principal Executive Offices)                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 650-4700

                                      NONE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                               Page 1 of 23 pages

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by NovaCare Employee Services, Inc. on February 2, 1998 solely to add the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.
The required financial statements of the business acquired are set forth below.

                    AmeriCare Employer's Group PEO Business

                              Financial Statements

                   Eleven months ended November 30, 1997 and
                     years ended December 31, 1996 and 1995



                                    Contents

Report of Independent Auditors..........................................F-1

Audit Financial Statements

Balance Sheets..........................................................F-2
Statements of Income....................................................F-3
Statements of PEO Business Net Worth....................................F-4
Statements of Cash Flows................................................F-5
Notes to Financial Statements...........................................F-6

                        Report of Independent Auditors

The Shareholders of
AmeriCare Employer's Group

We have audited the accompanying balance sheets of the professional employer organization business of AmeriCare Employer's Group ("AmeriCare Employer's Group PEO Business" or the "PEO Business"), as of November 30, 1997 and December 31, 1996, and the related statements of income, PEO Business net worth, and cash flows for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the PEO Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriCare Employer's Group PEO Business, at November 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                                         /s/ ERNST & YOUNG LLP

Phoenix, Arizona
February 19, 1998

                     AmeriCare Employer's Group PEO Business

                                 Balance Sheets

                             (dollars in thousands)


                                                       November      December
                                                       30, 1997      31, 1996
                                                      ------------  ------------
Assets
Current assets:
  Cash ...........................................    $     655      $  2,244
  Accounts receivable, net of allowance for
   doubtful accounts of $492 in 1997 and $-0- in
   1996...........................................        6,821         4,882
  Related party receivable........................          531            --
  Deferred income taxes...........................          401           347
  Income taxes receivable.........................          518            36
  Other current assets............................          191           297
                                                      ------------  ------------
Total current assets..............................        9,117         7,806

Property and equipment, net of accumulated
  depreciation of $303 at November 30, 1997 and
  $217 at December 31, 1996.......................          567           434

Notes receivable..................................          229           127
Other assets......................................           66           173
                                                      ------------  ------------
Total assets......................................    $   9,979     $   8,540
                                                      ============  ============
Liabilities and PEO Business net worth
Current liabilities:
  Line of credit..................................    $     350     $     250
  Accounts payable................................        1,141           940
  Accrued salaries, wages and payroll taxes.......        5,192         4,197
  Accrued workers' compensation ..................          599           997
  Other accrued expenses..........................          667           324
  Related party payable...........................          164            --
  Payable to shareholder..........................          221            --
  Current maturities of long-term debt and
   capital leases.................................         186            116
                                                      ------------  ------------
Total current liabilities.........................        8,520         6,824

Long-term debt and capital leases, less current
  maturities......................................          187           139

Commitments and contingencies.....................

PEO Business net worth............................        1,272         1,577
                                                      ------------  ------------
Total liabilities and PEO Business net worth......     $  9,979     $    8,540
                                                      ============  ============

See accompanying notes.



                     AmeriCare Employer's Group PEO Business

                              Statements of Income

                             (dollars in thousands)


                                      Eleven Months
                                         Ended
                                      November 30,    Years Ended December 31,
                                          1997            1996          1995
                                      -------------  -------------  ------------

Revenues..........................    $   159,104    $  129,770     $ 100,439
Cost of revenues..................        153,025       124,621        96,091
                                      -------------  -------------  ------------
Gross profit......................          6,079         5,149         4,348

General and administrative expenses         6,522         4,778         3,552
                                      -------------  -------------  ------------
Operating (loss) income...........           (443)          371           796

Other income (expense):
  Interest expense................            (59)          (26)          (41)
  Other income....................             --            --             3
                                      -------------  -------------  ------------
(Loss) income before tax..........           (502)          345           758
Income tax (benefit) expense......           (197)          145           312
                                      -------------  -------------  ------------
Net (loss) income.................    $      (305)   $       200    $      446
                                      =============  =============  ============


See accompanying notes.



                     AmeriCare Employer's Group PEO Business

                      Statements of PEO Business Net Worth

                             (dollars in thousands)


                                                                    Total PEO
                                                                     Business
                                                                    Net Worth
                                                                  ------------

Balance, January 1, 1995....................................      $    931
Net income..................................................           446
                                                                  ------------
Balance, December 31, 1995..................................         1,377
Net income..................................................           200
                                                                  ------------
Balance, December 31, 1996..................................         1,577
Net loss....................................................          (305)
                                                                  ------------
Balance, November 30, 1997..................................        $1,272
                                                                  ============



See accompanying notes.




                                       F-4



                     AmeriCare Employer's Group PEO Business

                            Statements of Cash Flows

                             (dollars in thousands)


                                             Eleven
                                             Months
                                              Ended
                                           November 30, Years Ended December 31,
                                              1997         1996         1995
                                           ------------ ------------ -----------
Operating activities
Net (loss) income......................    $    (305)   $     200    $     446
Adjustments to reconcile net (loss)
  income to net cash (used in)
  provided by operating activities:
   Depreciation and amortization.......          136          193          163
   Provision for doubtful accounts.....          492           --           --
   Deferred income taxes...............          (54)        (177)         (93)
   Loss on disposal of assets..........           --            4           --
   Changes in operating assets and
     liabilities:
     Accounts receivable ..............       (2,431)      (1,448)      (1,025)
     Related party receivable..........         (531)          --           --
     Income taxes receivable...........         (482)         (36)          --
     Other current assets..............          106         (205)         (10)
     Other assets......................          107         (145)          (2)
     Accounts payable..................          201          359           37
     Related party payable.............          164           --           --
     Accrued salaries, wages, and
      payroll taxes....................          995        1,159        1,107
     Accrued workers' compensation.....         (398)         505          240
     Other accrued expenses............          343         (130)         356
     Income taxes payable..............           --         (134)         (45)
                                           ------------ ------------ -----------
Net cash (used in) provided by
  operating activities.................       (1,657)         145        1,174

Investing activities
Purchases of property and equipment....         (269)         (72)        (236)
Issuance of notes receivable...........         (102)         (44)         (68)
                                           ------------ ------------ -----------
Net cash used in investing activities..         (371)        (116)        (304)

Financing activities
Proceeds from long-term debt, net of
  repayments...........................          118          (90)         (26)
Proceeds from line of credit, net of
  repayments...........................          100          131           93
Shareholder loans and repayment........          221          (76)          76
                                           ------------ ------------ -----------
Net cash provided by (used in)
  financing activities.................          439          (35)         143
                                           ------------ ------------ -----------
Net (decrease) increase in cash........       (1,589)          (6)       1,013
Cash, beginning of period..............        2,244        2,250        1,237
                                           ------------ ------------ -----------
Cash, end of period....................    $     655    $   2,244    $   2,250
                                           ============ ============ ===========

See accompanying notes.

                     AmeriCare Employer's Group PEO Business

                          Notes to Financial Statements

                               November 30, 1997

                             (dollars in thousands)

1. Summary of Significant Accounting Policies

Description of Business

The professional employer organization business of AmeriCare Employer's Group ("AmeriCare Employer's Group PEO Business" or the "PEO Business") provides a comprehensive personnel management system which encompasses a broad range of services including benefits and payroll administration, medical and workers' compensation programs, tax filings, personnel records management, liability management, and other human resource services to small to medium sized businesses in several strategically selected markets. The PEO Business operates primarily in the state of Arizona.

Basis of Presentation

The financial statements include only the assets and liabilities of the PEO Business that relate to its professional employer organization operations. PEO Business net worth represents the net assets of the PEO Business. Operating results include revenues and expenses directly relating to the PEO Business as well as certain allocated costs of AmeriCare Employer's Group and its subsidiaries.

Allocations

Prior to 1997 AmeriCare Employer's Group and its subsidiaries had only one line of business, the PEO Business. As the result of certain 1997 acquisitions, the AmeriCare Employer's Group and its subsidiaries entered an additional line of business separate from the PEO Business. From the date of such acquisition management believes it has separately identified substantially all of the direct costs of each of the businesses and reflected such cost as a direct cost of each of the business operations. Accordingly, the Company has made minimal allocations of costs between the respective businesses. In 1996 and 1995 the PEO business represented 100 percent of AmeriCare Employer Group and subsidiaries operations.

Cash

Cash consists of cash held at banks with a maturity of less than three months from the date acquired and highly liquid equity securities considered to be cash equivalents.

                     AmeriCare Employer's Group PEO Business

                             (dollars in thousands)


1. Summary of Significant Accounting Policies (continued)

Accounts Receivable/Revenue Recognition

Revenue is recognized as services are performed. Included in accounts receivable at November 30, 1997 and December 31, 1996, is $5,095 and $4,073, respectively, of earned revenues relating principally to accrued salaries and wages which had not been billed as of that date.

Property and Equipment

Property and equipment, including capital leased assets, consists primarily of office furniture and equipment and is recorded at cost. Depreciation is recorded on the straight-line method over the estimated useful lives of the assets which generally range from five to seven years.

Noncompete Agreement

Pursuant to a noncompete agreement reached with a former shareholder of the PEO Business, the PEO Business must pay to that individual $8 per month beginning on or before the 15th day of January 1992 and continuing on the 15th day of each month thereafter until a total of sixty payments have been made. Since the agreement is noninterest bearing, the present value of the monthly payments using 10 percent interest was computed to determine a value of the agreement. The intangible asset was fully amortized in 1996. Payments are recorded as payment of principal and interest, and the amount of principal due in the next twelve months is disclosed as a current liability. Amortization expense was $78 for the years ended December 31, 1996 and 1995.

Workers' Compensation Claims Payable

The PEO Business maintains indemnity insurance coverage for workers' compensation claims that are individually greater than $150 per claim and is responsible for amounts up to $150 per claim. The PEO Business recognizes a liability for workers' compensation claims at the time a claim is incurred. The amount of this liability is computed utilizing statistics developed from prior claims experience by management and a third party administrator. The liability recorded may be more or less than the actual amount of the claims when they are submitted and paid. Changes in the liability are charged or credited to operations as the estimates are revised.

                     AmeriCare Employer's Group PEO Business

                             (dollars in thousands)


1. Summary of Significant Accounting Policies (continued)

Although considerable variability is inherent in such estimates, management believes that the liability for worker's compensation claims is adequate. During 1997 the PEO Business entered into a different arrangement with the insurance carrier whereby claims payments to the carrier to cover deductible amounts were accelerated. As a result of the change in insurance arrangements, claims for the deductible portion of incidents relating to 1997 were paid at a rate faster than in previous years thereby resulting in a reduction to the accrued workers compensation liability.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $238, $164 and $87 for the eleven months ended November 30, 1997, and the years ended December 31, 1996 and 1995, respectively.

Income Taxes

The PEO Business's operations are included in the consolidated income tax return of AmeriCare Employer's Group and subsidiaries. Under the tax sharing principles used by AmeriCare Employers Group Inc. and subsidiaries, the PEO Business accounts for its portion of income taxes as if it was a separate income tax paying entity. Accordingly, income taxes receivable represents amounts due from the related taxing authority and/or other operating units of AmeriCare Employer's Group and subsidiaries. Deferred income taxes arise from temporary differences resulting from certain revenue and expense items reported for financial accounting and tax reporting purposes in different periods.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassification

Certain amounts in the 1995 and 1996 financial statements have been reclassified to conform with the 1997 presentation.

                     AmeriCare Employer's Group PEO Business

                             (dollars in thousands)

2. Long-Term Debt, Capital Leases and Line of Credit

The components of long-term debt as of November 30, 1997 and December 31, 1996 were as follows:

                                                     1997         1996
                                                 ------------ ------------

       Noncompete obligation.................    $      59    $      59
       Capital lease obligations.............          314          196
                                                 ------------ ------------
                                                       373          255
       Less current maturities...............          186          116
                                                 ------------ ------------
                                                 $     187   $     139
                                                 ============ ============

The noncompete obligation requires monthly payments of $8 including interest at 10 percent, through December 1996. Capital lease obligations represent obligations at interest varying from 8.5 percent to 12.2 percent and mature through 2000.

The PEO Business has a line of credit which authorizes borrowings for up to $350. The line expires in May 1998 and is collateralized by accounts receivable and certain equipment. The interest rate on the line is 9.75 percent. At November 30, 1997 and December 31, 1996, $-0- and $100, respectively, was available under the line of credit. Interest paid on the above obligation totaled $27 and $26 for the eleven months ended November 30, 1997 and the year ended December 31, 1996, respectively.

Future maturities of long-term debt, including capitalized lease obligations are as follows:

      1998.........................................   $     186
      1999.........................................         126
      2000.........................................          61
      2001.........................................          --
      2002 and thereafter..........................          --
                                                      -------------
                                                      $     373
                                                      =============

                   AmeriCare Employer's Group PEO Business

                             (dollars in thousands)


3. Lease Commitments

The PEO Business leases office space under noncancelable operating lease agreements. Future minimum lease payments due under such agreements are as follows for the eleven months ended November 30, 1997 and the years ended December 31, 1998 and thereafter:

      1998.........................................       $   321
      1999.........................................           238
      2000.........................................           136
      2001.........................................           114
      2002 and thereafter..........................             -
                                                      -------------
                                                          $   809
                                                      =============

Rent expense under these lease agreements totaled approximately $258, $173 and $134 for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

4. Income Taxes

The components of the provision for income taxes for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995 were as follows based upon the income tax allocation methodology utilized by the PEO Business (see Note 1):

                                        1997         1996         1995
                                     ------------ ------------ ------------

       Current (benefit) expense.    $    (143)   $     322    $     405
       Deferred (benefit) expense          (54)        (177)         (93)
                                     ------------ ------------ ------------
                                     $    (197)   $     145    $     312
                                     ============ ============ ============

                     AmeriCare Employer's Group PEO Business

                             (dollars in thousands)

4. Income Taxes (continued)

Income tax expense (benefit) differs from the amount computed by using the statutory federal income tax rate due to the following:

                                        1997         1996         1995
                                     ------------ ------------ ------------

       Income tax (benefit)
         expense at federal
         statutory rate..........    $   (171)    $     117    $     258
       Nondeductible expenses....            4            9            7
       State taxes net of
         federal benefit.........          (30)          21           45
       Other.....................           --           (2)           2
                                     ------------ ------------ ------------
        Provision (benefit) for
         income taxes............      $  (197)     $   145      $   312
                                     ============ ============ ============

Income taxes paid for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, were $380, $494 and $450, respectively.

Deferred tax assets and liabilities (see Note 1) are comprised of the following temporary differences at November 30, 1997 and December 31, 1996:

                                                    1997         1996
                                                 ------------ ------------
       Deferred tax liabilities:
         Accelerated depreciation............    $   (20)     $    (20)
       Deferred tax assets:
         Capital loss carryforwards..........           8           --
         Allowance for doubtful accounts.....         197           --
         Nondeductible reserves..............         216          367
                                                 ------------ ------------
       Net deferred tax assets...............    $    401     $    347
                                                 ============ ============

5. Defined Contribution Plan

The PEO Business established two money purchase pension plans on August 1, 1991. The PEO Business makes contributions of 7.5 percent of each employee's gross taxable earnings to Money Purchase Pension Plan and Trust I and 10 percent of each employee's gross taxable earnings to Money Purchase Pension Plan and Trust
II. Each employee who performs services for a recipient of the PEO Business's employee leasing services, and whose recipient elects to provide coverage under one of these plans, is an eligible participant as of the first day the employee performs services for such recipient. The PEO Business contributed $279, $273 and $266 to the

                                      F-11

                     AmeriCare Employer's Group PEO Business

                             (dollars in thousands)


5. Defined Contribution Plan (continued)

pension plans during the eleven months ended November 30,1997 and the years ended December 31, 1996 and 1995, respectively.

The PEO Business established a 401(k) plan on April 1, 1993. The PEO Business makes contributions equal to funds withheld from employee paychecks and the amount matched by selected clients of the PEO Business. The PEO Business contributed $975, $726 and $497 to the plan during the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

6. Related Party Transactions

The related party receivable represents amounts due to the PEO Business from the other businesses of AmeriCare Employer's Group Inc. and subsidiaries. Such amounts consist principally of billings related to the leasing of employees by the PEO Business to the other businesses. Such amounts are considered to be in the ordinary course of business and as such do not bear interest and are settled periodically.

The related party payable represents short-term amounts due to the non-PEO Business.

Payable to shareholder represents a short-term loan to the Company that was repaid after November 30, 1997.

7. Commitments

The PEO Business has entered into contracts with individuals for incentive compensation related to customers they were responsible for bringing to the PEO Business. The compensation is based on a percentage of the margin realized by the PEO Business and is payable to the individual as long as the customer remains with the PEO Business. Under the terms of the contract, the PEO Business does have an option to discontinue that payment obligation by making a lump sum payment in cash and/or AmeriCare Employer's Group common stock under a formula defined in the agreement. Payments under such incentive compensation arrangements were approximately $438, $416 and $327 for the eleven months ended November 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

                     AmeriCare Employer's Group PEO Business

                             (dollars in thousands)

8. Subsequent Events

Effective  November  30, 1997,  the PEO  Business was sold to NovaCare  Employee
Services, Inc. There is no assurance that the operating results of the PEO Business as set forth in these financial statements will be indicative of future operating results.

9. Year 2000

The PEO Business is in the process of assessing the effects of Year 2000 software issues on its present information technology structure. As of November 30, 1997, that assessment, including a determination of the exposure of the PEO Business's business processes to these issues and the need for and estimated costs associated with any necessary conversions had not been completed.

(b)   Pro Forma Financial Information.
The required pro forma financial information is set forth below.

                 PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma financial statements give effect to the acquisition of AmeriCare Employers Group, Inc. ("PEO Business of AmeriCare") by NovaCare Employee Services, Inc. (the "Registrant") in a transaction to be accounted for as a purchase.

The purchase agreement was dated as of December 1, 1997, the effective date of acquisition. Accordingly, the historical condensed consolidated balance sheet as of December 31, 1997 includes the effect of the acquisition and is incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997. The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 1997 and for the period from October 1, 1996 (the Registrant's commencement of operations) to June 30, 1997 have been prepared giving effect to the acquisition of the PEO Business of AmeriCare as if the transaction had taken place at the beginning of the respective period.

The unaudited pro forma information is based on certain assumptions and estimates that the Registrant believes are reasonable in the circumstances and does not purport to be indicative of the results which actually would have been attained had the above transaction occurred as of the date indicated, or to project the results of operations or financial position for any future period or date. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Registrant and the historical financial statements of the PEO business of AmeriCare.

                NOVACARE EMPLOYEE SERVICES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                             NovaCare
                             Employee
                             Services,
                             Inc. and
                           Subsidiaries'     AmeriCare's
                            Historical        Historical
                              Results        Results for
                              for the        the Period
                            Six Months       July 1, 1997
                               Ended              to                         Consolidated
                            December 31,     November 30,    Pro Forma        Pro Forma
                                1997             1997       Adjustments         Results
                            -------------   -------------   -----------      ------------
      Revenues:
      Related party......   $   366,078     $      --       $      --        $   366,078
      Third parties......       203,430          73,249            --            276,679
                            -------------   -------------   -----------      ------------
         Total revenues..       569,508          73,249            --            642,757
    Direct costs:
     Related Party:
       Salaries, wages
        and employment
        taxes of worksite
        employees........       336,196            --              --            336,196
       Healthcare and
        workers'
        compensation,
        state unemployment
        and other........        21,240            --              --             21,240
     Third Parties:
       Salaries, wages
        and employment
        taxes of worksite
        employees........       175,875          66,321            --            242,196
       Healthcare and
        workers'
        compensation,
        state unemployment
        taxes and other...       18,457           4,265            --             22,722
                             -------------   -------------   -----------      ------------
   Gross profit ..........       17,740           2,663            --             20,403
   Selling, general
    and administrative
    expenses..............       12,048           2,522            (767)(1)       13,803
    Provision for
     uncollectible
     accounts.............           68             222            --                290
   Amortization of excess
    cost of net assets
    acquired..............        1,211            --               250 (2)        1,461
                             -------------   -------------   -----------      ------------
   Income (loss) from
      operations..........        4,413             (81)            517            4,849
   Investment income......          117            --              --                117
   Interest expense.......          (76)            (27)           (138)(3)         (241)
   Interest expense -
    related party.........         (611)           --              --               (611)
                             -------------   -------------   -----------      ------------
   Income (loss) before
    income taxes..........        3,843            (108)            379             4,114
   Income taxes...........        1,787               2             124 (4)         1,913
                             =============   =============   ===========      ============
   Net income (loss)......   $    2,056      $     (110)     $      255        $    2,201
                             =============   =============   ===========      ============
   Basic and diluted
   net income per share...   $       .09                                       $      .10
                             =============                                    ============
   Weighted average
   shares outstanding -
   basic...................       22,405                            602 (5)        23,007
                             =============                    ===========     ============
   Weighted average
   shares outstanding -
   assuming dilution.......       22,561                            602 (5)        23,163
                             =============                    ===========     ============

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.


                NOVACARE EMPLOYEE SERVICES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                             NovaCare
                             Employee
                             Services,
                             Inc. and
                           Subsidiaries'
                            Historical
                              Results        AmeriCare's
                              for the         Historical
                              Period        Results for
                            October 1,       the Period
                               1996          October 1,
                            (inception)       1996 to                        Consolidated
                            to June 30,       June 30,       Pro Forma         Pro Forma
                               1997             1997        Adjustments         Results
                            -------------   -------------   -----------      ------------
      Revenues:
      Related party......   $   255,289     $      --       $      --        $   255,289
      Third parties......       138,904         120,342            --            259,246
                            -------------   -------------   -----------      ------------
         Total revenues..       394,193         120,342            --            514,535
    Direct costs:
     Related Party:
       Salaries, wages
        and employment
        taxes of worksite
        employees........       234,182            --              --            234,182
       Healthcare and
        workers'
        compensation,
        state unemployment
        and other........        15,368            --              --             15,368
     Third Parties:
       Salaries, wages
        and employment
        taxes of worksite
        employees........       123,056         108,748            --            231,804
       Healthcare and
        workers'
        compensation,
        state unemployment
        taxes and other...        9,349           7,102            --             16,451
                             -------------   -------------   -----------      ------------
   Gross profit ..........       12,238           4,492            --             16,730
   Selling, general
    and administrative
    expenses..............        8,247           4,195          (1,334)(1)       11,108
    Provision for
     uncollectible
     accounts.............           26             274            --                300
   Amortization of excess
    cost of net assets
    acquired..............        1,034            --               450  (2)       1,484
                             -------------   -------------   -----------      ------------
   Income (loss) from
      operations..........        2,931              23             884            3,838
   Investment income......           52            --              --                 52
   Interest expense.......          (56)            (40)           (207)(3)         (303)
   Interest expense -
    related party.........         (693)           --              --               (693)
                             -------------   -------------   -----------      ------------
   Income (loss) before
    income taxes..........        2,234             (17)            677             2,894
   Income taxes...........        1,542              42             413 (4)         1,997
                             =============   =============   ===========      ============
   Net income (loss)......   $       692     $      (59)     $      264       $       897
                             =============   =============   ===========      ============
   Basic and diluted
   net income per share...   $       .04(6)                                   $      0.05
                             =============                                    ============
   Weighted average
   shares outstanding -
   basic...................       18,078(6)                         723 (5)        18,801
                             =============                    ===========     ============
   Weighted average
   shares outstanding -
   assuming dilution.......       18,449(6)                         723 (5)        19,172
                             =============                    ===========     ============

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                 NOVACARE EMPLOYEE SERVICES, INC. AND SUBSIDIARIES
         NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands, except per share data)
                                   (Unaudited)


(1) Includes adjustments representing the reduction of selling, general and administrative expenses.

                                              For the Six       For the Period
                                              Months Ended      October 1, 1996
      Expense Category                      December 31, 1997   to June 30, 1997
      -----------------------------------   -----------------   ----------------


      Owner's compensation and other
       related costs.....................   $         (767)     $       (1,334)
                                            =================   ================

(2) Reflects additional amortization of the excess of the purchase price over the fair value of net assets acquired. The additional amortization results from non-compete agreements, customer lists, assembled work force and goodwill, amortized on a straight line basis over the estimated useful lives of the assets which range from five to forty years, as if the business was acquired as of October 1, 1996.

(3) Represents additional interest expense for funds borrowed from the Registrant's revolving credit facility to finance the acquisition of AmeriCare.

(4) Represents an adjustment to state and federal income taxes relating to the net effect of the foregoing adjustments.

(5) Under the terms of the Purchase Agreement, the Registrant issued 723 shares of $.01 par value common stock as purchase price consideration. The historical weighted average shares outstanding reflects the issuance of these shares on December 1, 1997, the effective date of acquisition. The unaudited pro forma financial statements gives effect to the issuance of these shares on October 1, 1996, resulting in an increase to the pro forma weighted average shares outstanding of 602 and 723 shares for the six months ended December 31, 1997 and the period ended June 30, 1997, respectively.

(6) The historical weighted average shares outstanding for the period October 1, 1996 to June 30, 1997 have been restated in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 98 ("SAB 98"). SAB 98 revised the computation of the historical weighted average shares outstanding from the methods previously employed under SAB 83.

(c)   Exhibits.
The Exhibits required to be filed as part of this Report are listed in the attached Index to Exhibits.

SIGNATURES Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOVACARE EMPLOYEE SERVICES, INC.



                                        By: /s/ Thomas D. Schubert
                                        -----------------------------
                                                Thomas D. Schubert
                                                Senior Vice President,
                                                Chief Financial Officer and
                                                Principal Accounting Officer

                                                Date: March 31, 1998

                                INDEX TO EXHIBITS



     Exhibit
      Number                     Description of Exhibit                 Page

        13         Condensed Consolidated Balance Sheet as of             -
                   December 31, 1997 (incorporated by reference to the Registrants Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.)

        23         Consent of Ernst & Young LLP                          23